UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2011

NorWesTech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-436-3945

Pacific Biomarkers, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Disposition of Assets

On August 31, 2011, we closed the sale of substantially all of our assets, pursuant to the terms of the Asset Purchase Agreement we entered into with Emerald Star Holdings, LLC on May 23, 2011. The asset sale was approved by stockholders holding a majority of our outstanding shares of common stock at the special meeting of stockholders held on August 29, 2011 (see Item 5.07 below).

Below is a summary of some the key terms of the transaction. We previously disclosed the terms of the asset sale in our Form 8-K that we filed with the SEC on May 25, 2011 (which included a copy of the Asset Purchase Agreement as an Exhibit to the Form 8-K) and in our definitive proxy statement on Schedule 14A that we filed with the SEC on July 14, 2011.

Closing Date – The closing of the asset sale was August 31, 2011.

Assets Sold – At closing, we sold to Emerald Star substantially all of our assets related to our specialty reference laboratory services and clinical biomarker services, held by us and by our wholly-owned subsidiary Pacific Biomarkers, Inc., a Washington corporation. These assets include all of our cash, accounts receivable, customer contracts, equipment, intellectual property, name and website, permits, office and equipment leases, other contracts and other rights. In addition, upon closing of the asset sale, all of our employees were terminated and were hired as employees of Emerald Star.

Assets Retained – We are retaining and not selling the assets (including any intellectual property, rights or claims) held by our two other wholly-owned subsidiaries, Bioquant, Inc. and PBI Technology Inc. We are also not selling or transferring our net operating losses, tax refunds or any of our corporate, tax and stock records.

Liabilities Assumed – At closing, Emerald Star assumed substantially all of the liabilities related to these assets and the business being sold. These liabilities include our accounts payable, obligations under our leases and contracts, tax liabilities, the remaining obligations under our $4 million secured loan, and all employee-related liabilities.

Purchaser – The purchaser of the assets is Emerald Star Holdings, LLC, an affiliate of Ronald Helm, our Chairman and Chief Executive Officer. Mr. Helm formed Emerald Star as a new entity for the sole purpose of entering into the Asset Purchase Agreement and acquiring the assets. Emerald Star is a Washington limited liability company and is a wholly-owned subsidiary of a private company. Mr. Helm effectively controls Emerald Star and has an approximate 70% economic and voting interest in the private company that owns Emerald Star.

Cash Consideration – At closing, we received $2,320,013 from Emerald Star. Under the terms of the Asset Purchase Agreement, Emerald Star agreed to pay cash to us in an amount equal to $2.5 million less the amount of transaction expenses that we incurred. Our transaction expenses to date were approximately $179,987, which included professional fees (including our financial advisor, legal counsel and accountants), costs of the proxy solicitation and holding the special meeting, and our allocated share of taxes due on the asset sale. We expect to do a post closing true-up with Emerald Star based on final invoices from third-parties for these transaction expenses. We have no indemnification obligations under the Asset Purchase Agreement, and there is no escrow account for the net cash proceeds paid to us.

Upon closing of the asset sale, we changed our telephone number and our new number is (206) 436-3945. We have an arrangement with Emerald Star for us to continue using its office located at 220 West Harrison Street, Seattle, Washington 98119 as our mailing address and for holding our corporate records, until such time as we establish a new executive office.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Officers and Directors

On August 31, 2011, effective upon closing of the asset sale to Emerald Star, the following officers and directors resigned from all of their positions with us and our subsidiaries:

Ronald R. Helm, our Chief Executive Officer, Chairman and Director

Elizabeth Teng Leary, Ph.D., our Chief Scientific Officer

Michael P. Murphy, Ph.D., our Chief Operating Officer

John P. Jensen, our Vice President and Controller

Kenneth R. Waters, Director and Director of Strategic Planning

Mario R. Ehlers, Ph.D., Director

Richard W. Palfreyman, Director

We recognize and thank each of these officers and directors for their years of service and dedication to our company.

(c) Appointment of Officers

With the resignations of all of our executive officers upon closing of the asset sale, the board of directors appointed the following persons as our new executive officers: Stanley L. Schloz, as President, and Curtis J. Scheel as Secretary and Treasurer. It is expected that these officers will serve in an interim capacity until the newly constituted board of directors holds its first full board meeting, at which time it will evaluate the appointment of our executive officers going forward.

(d) Appointment of Directors

Following closing of the asset sale to Emerald Star, the remaining members of our board of directors decreased the size of the board to four directors and appointed Fred Burstein and Andrew Ecclestone as new directors to fill the two vacancies on the board, effective as of September 1, 2011. At the present time, neither Mr. Burstein nor Mr. Ecclestone has been appointed to serve on any committees of the board. The newly constituted board intends to hold its first board meeting on September 16, 2011.

The proposed appointment of these directors was disclosed and described in our definitive proxy statement on Schedule 14A that we filed with the SEC on July 14, 2011. There is no arrangement or understanding between these new directors and any other person, pursuant to which either of these directors was selected as a director. In addition, since the beginning our last fiscal year, there has not been any transaction, or currently proposed transaction, involving us and either of Mr. Burstein or Mr. Eccelstone that would require disclosure under SEC rules.

The biographies for Messrs. Burstein and Ecclestone were included our definitive proxy statement on Schedule 14A that we filed with the SEC on July 14, 2011, and are set forth below:

Mr. Burstein, age 76, has served as a member of the board of directors of Tempco, Inc., a public shell company, since 2008 and was appointed as its chief executive officer in May 2011 (previously serving as vice president from 2008 until May 2011). Previously, Mr. Burstein was a lawyer practicing law in Minneapolis, Minnesota from 1960 until his retirement in 2010. Mr. Burstein received his J.D. from the University of Minnesota Law School and a Bachelor of Business Administration from the University of Minnesota Business School.

Mr. Ecclestone, age 50, is currently the portfolio manager for Mountainview Asset Management, Inc., a private investment fund in Toronto, Canada that he founded in June 2002. He is also a lecturer with the University of Waterloo in Ontario, Canada. Mr. Ecclestone was recently appointed to the board of directors of Tempco, Inc., a public shell company, in May 2011. From October 2000 to May 2002, Mr. Ecclestone was the portfolio manager of Thomson Kernaghan Company Ltd, in Toronto, Canada. From June 1999 to September 2000, Mr. Ecclestone was the corporate finance consultant for Storm Investment Management Ltd. in North York, Ontario, Canada. For the previous three years, he was the senior equity portfolio manager for the Independent Order of Foresters in North York, Ontario. From 1988 until 1996, he performed various portfolio manager responsibilities and held business analyst positions with several companies. Mr. Ecclestone is a Chartered Financial Analyst, and he received a Bachelor of Technology Degree in industrial engineering from the Ryerson Polytechnical Institute, Toronto, Canada, and an MBA from York University, North York, Ontario.

Item 5.03	Amendments to Articles of Incorporation

On September 1, 2011, we filed an amendment to our Certificate of Incorporation with the State of Delaware to change our corporate name from Pacific Biomarkers, Inc. to NorWesTech, Inc. This amendment was approved by stockholders holding a majority of our outstanding shares of common stock at the special meeting of stockholders held on August 29, 2011 (see Item 5.07 below).

In addition, on September 1, 2011, we filed amendments with the State of Washington to the Articles of Incorporation of our subsidiaries, PBI Technology, Inc. and Pacific Biomarkers, Inc. to change their corporate names to “Newco Tech, Inc.” and “Bio-Newco, Inc.,” respectively. These amendments were approved by the respective boards of directors of these subsidiaries and stockholder approval was not required.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 29, 2011, we held a special meeting of stockholders for the purposes described in our definitive proxy statement on Schedule 14A that we filed with the SEC on July 14, 2011. The following proposals were voted on at the meeting, with the following results:

Proposal No. 1 – To approve the sale of substantially all of our assets to Emerald Star Holdings, LLC (see Item 2.01 above):

Stockholders holding 59.6% of the outstanding shares of common stock approved the sale of our assets. Of those stockholders who voted, 93.2% voted in favor of the asset sale. The votes were as follows:

			Broker
For	Against	Abstain	Non-Vote
10,080,674	705,752	25,709	0

Proposal No. 2 – To approve the change in our corporate name to “NorWesTech, Inc.” (see Item 5.03 above):

Stockholders holding 59.7% of the outstanding shares of common stock approved the name change. Of those stockholders who voted, 93.4% voted in favor of the name change. The votes were as follows:

			Broker
For	Against	Abstain	Non-Vote
10,093,774	688,552	29,809	0

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

We previously included in our definitive proxy statement on Schedule 14A that we filed with the SEC on July 14, 2011 certain unaudited pro forma consolidated financial data as of and for the nine-months ended March 31, 2011 and the fiscal year ended June 30, 2010. We will file by amendment to this Current Report on Form 8-K any other required pro forma financial statements with respect to the asset sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorWesTech, Inc.

September 1, 2011	By:	/s/ Stanley L. Schloz

Name: Stanley L. Schloz
Title: Director